UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 23, 2019
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6333 North State Highway 161, 4th Floor
Irving, Texas 75038
(Address of principal executive offices)
(972) 870-6400
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders

On May 23, 2019, Blucora, Inc. (the "Company") held its 2019 Annual Meeting of Stockholders (the "Annual Meeting"). The results of the votes held at the Annual Meeting are set forth below. For more information on these proposals, see the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 10, 2019 (the “Proxy Statement”).

Proposal One: The stockholders elected each of the Company's nominated directors. The votes cast on Proposal One were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Steven Aldrich	42,002,658	252,088	6,647	3,479,641
William L. Atwell	42,080,162	170,298	10,933	3,479,641
John S. Clendening	42,078,024	172,406	10,963	3,479,641
H. McIntyre Gardner	41,997,283	257,412	6,697	3,479,642
Christopher W. Walters	41,952,651	302,094	6,647	3,479,642

Proposal Two: The stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2019. The votes cast on Proposal Two were as follows:

For	Against	Abstain
45,686,835	50,513	3,686

Proposal Three: The stockholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers, as disclosed in the Proxy Statement for the Annual Meeting. The votes cast on Proposal Three were as follows:

For	Against	Abstain	Broker Non-Votes
40,948,825	1,290,974	21,592	3,479,643

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 29, 2019

BLUCORA, INC.

By: /s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary